Exhibit 4.12
ADDENDUM AGREEMENT
(the “Addendum Agreement”)
TO MANAGEMENT AGREEMENTS
BETWEEN CARDIFF MARINE INC.
OF MONROVIA, LIBERIA, LAWFULLY REPRESENTED (HEREINAFTER
“CARDIFF”)
AND
OCEANRESOURCES OWNERS LIMITED (M/V JUNEAU)
OCEANCLARITY OWNERS LIMITED (M/T PINK SANDS)
OCEANFIGHTER OWNERS INC. (M/T OLINDA)
HEREINAFTER COLLECTIVELY THE “OWNERS”
Whereas the Owners are engaged in the ownership and operation of cargo vessels trading worldwide.
Whereas Oceanresources Owners Limited and CARDIFF have entered into a management agreement dated 21st June, 2007 under which Cardiff provides technical and commercial management services associated with the vessel Juneau for an annual management fee of $123.600 as attached herein.
Whereas Oceanclarity Owners Limited and CARDIFF have entered into a management agreement dated 28th November, 2007 under which Cardiff provides technical and commercial management services associated with the vessel Pink Sands for an annual management fee of $182.500 as attached herein.
Whereas Oceanfighter Owners Limited and CARDIFF have entered into a management agreement dated 4th January, 2008 under which Cardiff provides technical and commercial management services associated with the vessel Olinda for an annual management fee of $182.500 as attached herein.
Whereas it is in the best interests of the Owners and Cardiff to renew the abovementioned management agreements.
Whereas it was proposed that the management fees payable by Owners to Cardiff be re-set as of May 15th, 2008.
Whereas it is considered fair that the Cardiff is additionally remunerated for services pertaining to commercial operations (Post Fixture).
IT IS HEREBY AGREED AS FOLLOWS:
The management fee payable by Oceanresources Owners Limited to Cardiff with respects to M/V Juneau shall be Euros 550 per day effective 15th May, 2008.

The management fee payable by Oceanclarity Owners Limited to Cardiff with respects to M/T Pink Sands shall be Euros 650 per day effective 15th May, 2008.
The management fee payable by Oceanfighter Owners Limited to Cardiff with respects to M/T Olinda shall be Euros 650 per day effective 15th May, 2008.
The additional fee payable by Oceanresources Owners Limited to Cardiff with respects to the Commercial Operations services pertaining to M/V Juneau as more fully described in Clause 4 of the Commercial Management Agreement shall be Euros 150 per day effective 15th May, 2008.
The additional fee payable by Oceanclarity Owners Limited to Cardiff with respects to the Commercial Operations services pertaining to M/T Pink Sands as more fully described in Clause 4 of the Commercial Management Agreement shall be Euros 150 per day effective 15th May, 2008.
The additional fee payable by Oceanfighter Owners Limited to Cardiff with respects to the Commercial Operations services pertaining to M/T Olinda as more fully described in Clause 4 of the Commercial Management Agreement shall be Euros 150 per day effective 15th May, 2008.
The additional fee payable to Cardiff for superintendent visits on board the vessels in order to evaluate the Vessels physical condition, and/or supervise ship board activities, and/or attend to repairs and drydockings for a period of greater than 5 days during any successive twelve month term (the first term commencing from the date of this Agreement) shall be Euros 360 for every additional day.
The term of the Management Agreements is hereby extended until 31st December 2010 on the same terms and conditions and with effect from May 15th 2008.
At the beginning of each calendar year the fees for the next 12 months will be adjusted upwards according to the Greek Consumer Price Index referring to the previous twelve (12) calendar months.
All other terms and conditions of the Management Agreement remain unaltered and in full force and effect, save as may have been amended by the parties, such as with regard to the fees payable as above.
[SIGNATURE PAGE FOLLOWS]

Signed this 15th day of May 2008

/s/ Solon Dracailis ON BEHALF OF OCEANRESOURCES OWNERS LIMITED
By: Solon Dracailis
Title: Chief Accounting Officer — Treasurer

/s/ Solon Dracailis ON BEHALF OF OCEANCLARITY OWNERS LIMITED
By: Solon Dracailis
Title: Chief Accounting Officer — Treasurer

/s/ Solon Dracailis ON BEHALF OF OCEANFIGHTER OWNERS LIMITED
Solon Dracailis
Chief Accounting Officer — Treasurer

/s/ Ioannis Papathanasiou ON BEHALF OF CARDIFF

By: Ioannis Papathanasiou
Title: Legal Representative

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